UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

ALLEGRO MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
_________________

Delaware		001-39675	46-2405937
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road
Manchester,	New Hampshire		03103
(Address of principal executive offices)			(Zip Code)
(603) 626-2300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 21, 2023, Allegro MicroSystems, Inc. (the “Company”) entered into a revolving facility credit agreement (the “Revolving Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Agent”), collateral agent, a letter of credit issuer and a lender, and the other agents, lenders and letter of credit issuers parties thereto (the “Lenders”).

The Revolving Credit Agreement provides for a $224 million secured revolving credit facility (the “Revolving Credit Facility”), which includes a $20 million letter of credit subfacility. The Revolving Credit Facility is available until, and loans made thereunder will mature on, June 21, 2028. The Company may borrow under the Revolving Credit Facility for working capital and general corporate purposes, including the financing of transactions that are permitted under the Revolving Credit Agreement.

Borrowings under the Revolving Credit Agreement will bear interest, at the Company’s option, at a rate equal to (i) Term SOFR (as defined in the Revolving Credit Agreement) in effect from time to time plus the applicable spread (ranging from 1.50% to 1.75%) or (ii) the highest of (x) the Federal funds rate, as published by the Federal Reserve Bank of New York, plus 0.50%, (y) the prime lending rate or (z) the one-month Term SOFR plus 1.0% in effect from time to time plus the applicable spread (ranging from 0.50% to 0.75%). The applicable spreads are based on the Company’s Total Net Leverage Ratio (as defined in the Revolving Credit Agreement) at the time of the applicable borrowing.

The Company will also pay a quarterly commitment fee of 0.20% to 0.25% on the daily amount by which the commitments under the Revolving Credit Facility exceed the outstanding loans and letters of credit under the Revolving Credit Facility. The Company may prepay loans under the Revolving Credit Agreement at any time, without penalty, subject to certain notice requirements.

The loans and other obligations under the Revolving Credit Facility are secured by substantially all of the Company’s personal property, including a pledge of all the capital stock of subsidiaries held directly by the Company or any subsidiary that guarantees the Revolving Credit Facility (which pledge, in the case of any foreign subsidiary, is limited to 65% of the voting stock), subject to certain customary exceptions and limitations. The Revolving Credit Agreement generally prohibits any other liens on the assets of the Company and its restricted subsidiaries, subject to certain exceptions.

Under the terms of the Revolving Credit Agreement, the Company will be able to request an increase in the commitments or the addition of a term loan up to a certain dollar amount depending on certain Company financial metrics and upon satisfaction of customary conditions, including receipt of commitments from either new lenders or increased commitments from existing lenders.

The Revolving Credit Agreement contains certain covenants applicable to the Company and its Restricted Subsidiaries (as defined in the Revolving Credit Agreement), including, without limitation, limitations on additional indebtedness, liens, various fundamental changes, dividends and distributions, investments (including acquisitions), transactions with affiliates, asset sales, prepayment of junior financing, changes in business and other limitations customary in senior secured credit facilities. In addition, the Company is required to maintain a Total Net Leverage Ratio of no more than 4.00 to 1.00 at the end of each fiscal quarter, which may, subject to certain limitations, be increased to 4.50 to 1.00 for four fiscal quarters subsequent to the Company completing an acquisition for consideration in excess of $500 million.

The Revolving Credit Agreement provides for customary events of default. Upon an event of default, the Agent with the consent of, or at the request of, the holders of more than 50% in principal amount of the loans and commitments, may terminate the commitments and accelerate the maturity of the loans and enforce certain other remedies under the Revolving Credit Agreement and the other loan documents.

In the ordinary course of their respective businesses, one or more of the Lenders under the Revolving Credit Agreement, or their affiliates, have or may have various relationships with the Company and the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and the Company’s subsidiaries may have entered into or may in the future enter into in certain engagements with one or more of such Lenders or their affiliates relating to specific endeavors.

The above description of the Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 1.02    Termination of a Material Definitive Agreement.
Substantially simultaneously with its entry into the Revolving Credit Agreement, the Company repaid any outstanding loans and terminated all commitments and obligations under its existing revolving facility credit agreement, dated as of September 30, 2020, by and between the Company, Mizuho Bank, Ltd., as administrative agent and collateral agent, and the lenders from time to time party thereto.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1
Revolving Facility Credit Agreement, dated as of June 21, 2023, by and among Allegro MicroSystems, Inc., as borrower, Morgan Stanley Senior Funding, Inc. as administrative agent and collateral agent, and the other lenders from time to time party thereto.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.
* Schedules and exhibits to the Revolving Facility Credit Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date:	June 23, 2023	By:	/s/ Derek P. D’Antilio
Derek P. D’Antilio
Senior Vice President, Chief Financial Officer and Treasurer